UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2024 (March 25, 2024)

Carriage Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:
     (713) 332-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	CSV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                         Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective March 25, 2024, Kathryn Shanley has been appointed to serve as Carriage Service, Inc.’s (the “Company”) Chief Accounting Officer (Principal Accounting Officer).
Ms. Shanley, age 55, most recently served as the Assistant Vice-President and Assistant Controller for Service Corporation International (“SCI”) from 2014 to 2024 and Director of Operational Accounting from 2011 to 2014. Ms. Shanley joined SCI in 1994 and has held various roles of increasing responsibility over her thirty-year career, leading SCI’s financial reporting, general accounting, and auditing functions. Ms. Shanley is a Certified Public Account and has a M.S. and B.S. in Business Administration from LeTourneau University.
Effective March 25, 2024, the Company entered into an employment agreement with Ms. Shanley (the “Employment Agreement”), pursuant to which she will be entitled to receive an annual base salary of not less than $325,000, paid in accordance with Company payroll practices. Ms. Shanley will also be eligible for an annual performance bonus, depending upon the achievement of specific performance criteria. Ms. Shanley’s target cash bonus will be a minimum of 50% of her annual base salary. In addition, Ms. Shanley will be eligible to receive discretionary annual and long-term equity incentive awards. The Employment Agreement further provides Ms. Shanley with certain payments and benefits if her employment with the Company terminates as a result of death, disability, involuntary termination without cause (as defined in the Employment Agreement), or involuntary termination without cause, or termination by the executive officer for good reason, within a corporate change period (as defined in the Employment Agreement). Pursuant to the Employment Agreement, Ms. Shanley agreed to certain non-competition provisions during the term of her employment and for a period of twelve months thereafter.
The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.
In connection with the appointment of Ms. Shanley as the Company’s Chief Accounting Officer (Principal Accounting Officer), effective March 25, 2024, L. Kian Granmayeh ceased serving as the Company’s Principal Accounting Officer. Mr. Granmayeh continues to serve as the Company’s Executive Vice President, Chief Financial Officer, and Treasurer (Principal Financial Officer).
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit	Description

10.1	Employment Agreement dated effective as of March 25, 2024, by and between Carriage Services, Inc. and Kathryn Shanley
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Dated: March 25, 2024	By:	/s/ Steven D. Metzger
Steven D. Metzger
President and Secretary

INDEX TO EXHIBITS

Exhibit	Description

10.1	Employment Agreement dated effective as of March 25, 2024, by and between Carriage Services, Inc. and Kathryn Shanley
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL